Exhibit 4.5

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                               GUARANTEE AGREEMENT


                                     made by


                            BURLINGTON RESOURCES INC.


                                  as Guarantor


                                   dated as of


                                February 12, 2001






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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.01.  Definitions....................................................1

                                   ARTICLE TWO

                                    GUARANTEE

SECTION 2.01.  Unconditional Guarantee........................................3
SECTION 2.02.  Execution of Guarantee.........................................3
SECTION 2.03.  Subordination of Subrogation and Other Rights..................4

                                  ARTICLE THREE

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 3.01.  Guarantor May Consolidate, Etc., Only on Certain Terms.........4
SECTION 3.02.  Successor Corporation Substituted..............................5
SECTION 3.03.  Assignment to the Guarantor of the Company's Obligations.......5

                                  ARTICLE FOUR

                                   AMENDMENTS

SECTION 4.01.  Amendments Without Consent of Holders..........................5
SECTION 4.02.  Amendments With Consent of Holders.............................6
SECTION 4.03.  Execution of Amendments........................................6
SECTION 4.04.  Effect of Amendments...........................................6
SECTION 4.05.  Conformity With Trust Indenture Act............................7
SECTION 4.06.  Reference in Guarantees to Amendments..........................7

                                  ARTICLE FIVE

                                    COVENANTS

SECTION 5.01.  Money for Security Payments To Be Held in Trust................7
SECTION 5.02.  Limitation on Liens............................................7
SECTION 5.03.  Waiver of Certain Covenants...................................10
SECTION 5.04.  Reports by Guarantor..........................................10


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                                                                            Page

                                   ARTICLE SIX

                                  MISCELLANEOUS

SECTION 6.01.  Trust Indenture Act...........................................11
SECTION 6.02.  Effect of Headings and Table of Contents......................11
SECTION 6.03.  Successors and Assigns........................................11
SECTION 6.04.  Separability Clause...........................................11
SECTION 6.05.  Benefits of Agreement.........................................11
SECTION 6.06.  Governing Law.................................................12
SECTION 6.07.  Notices, Etc., to the Guarantor...............................12

EXHIBIT A         Form of Guarantee




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     GUARANTEE AGREEMENT (this "Agreement"), dated as of February 12, 2001, made by Burlington Resources Inc., a Delaware corporation (the "Guarantor"), whose principal place of business is 5051 Westheimer, Suite 1400, Houston, Texas
77056, the parent of Burlington Resources Finance Company, an unlimited liability company organized under the laws of Nova Scotia, Canada, (the "Company"), in favor of the Holders (as defined in the Indenture referred to below) and the Trustee (as defined below).

     Reference is made to the Indenture (as the same may be amended, restated, supplemented or modified from time to time, the "Indenture") between the Company and Citibank, N.A., as trustee (the "Trustee") dated as of February 12, 2001, relating to the securities issued thereunder (the "Securities").

                            RECITALS OF THE GUARANTOR

     The Guarantor has duly authorized the execution and delivery of this Agreement and has agreed to guarantee the Securities pursuant to the terms of the Indenture and this Agreement;

     All things necessary to make this Agreement a valid agreement of the Guarantor, in accordance with its terms, have been done.

                  NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

     That in order to declare the terms and conditions upon which the guarantee of the securities (the "Guarantee") is made, executed, authenticated and delivered, the Guarantor covenants and agrees, for the equal and proportionate benefit of all Holders (as defined below) of the Securities or of any series thereof, as follows:


                                   ARTICLE ONE

                        Definitions and other provisions
                             of general application


     SECTION 1.01. Definitions

     For all purposes of this Agreement hereto, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

          (2) the capitalized terms not defined in this Agreement have the meanings assigned to them in the Indenture;


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          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Agreement; and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets of the Guarantor and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (ii) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles of the Guarantor and its Subsidiaries, all as set forth on the most recent balance sheet of the Guarantor and its Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Principal Property" means any oil, gas or mineral producing property, or any refining, processing, smelting or manufacturing facility, of the Guarantor or any Restricted Subsidiary located in the United States of America, other than
(i) property employed in transportation, distribution or marketing, (ii) information and electronic data processing equipment, (iii) any refinery, preparation plant, concentrator, smelter, mill or handling, processing or manufacturing facility in which the interests held by the Guarantor or by one or more Restricted Subsidiaries or both and by others and the aggregate interest held by the Guarantor and all Restricted Subsidiaries does not equal or exceed 50%, (iv) any property which in the opinion of the Board of Directors of the Guarantor is not materially important to the total business conducted by the Guarantor and its Subsidiaries as an entirety or (v) any property or a portion of a particular property which in the opinion of the Board of Directors of the Guarantor is not materially important to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Guarantor (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America, (ii) which owns a Principal Property and (iii) which has Stockholders' Equity exceeding 2% of Consolidated Net Tangible Assets of the Guarantor.

     "Stockholders' Equity" means, with respect to any Person, stockholders' equity, as computed in accordance with generally accepted accounting principles.

     "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries, or by the Guarantor and one or more other Subsidiaries.



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                                   ARTICLE TWO

                                    Guarantee


     SECTION 2.01. Unconditional Guarantee

     The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium thereon (if any) and interest on each series of Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on each series of Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Indenture or such series of Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of each series of Securities of the Indenture or any series of Securities, the absence of any action to enforce the same, any waiver or consent by any Holder of the Indenture of any series of Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and each series of Securities. If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     SECTION 2.02. Execution of Guarantee

     To further evidence the Guarantee to the Holders, the Guarantor hereby agrees to execute a Guarantee substantially in the form of Exhibit A hereto, to be endorsed on and made a part of each Security ordered to be authenticated and delivered by the Trustee. The Guarantor hereby agrees that its Guarantee set forth in Section 2.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a Guarantee. Each such Guarantee shall be signed on behalf of the Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of the Guarantor. Such signature upon the Guarantee may be a manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the


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Company, the Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

     SECTION 2.03. Subordination of Subrogation and Other Rights

     The Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of the Guarantor's obligations under the Guarantee or the Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of the Guarantor shall be made before, the payment in full in cash of all outstanding Securities of each series in accordance with the provisions provided therefor in the Indenture.


                                  ARTICLE THREE

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


     SECTION 3.01. Guarantor May Consolidate, Etc., Only on Certain Terms

     The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1) in case the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Guarantee and the performance of every covenant of this Agreement on the part of the Guarantor to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if an amendment to this Agreement is required in connection with such transaction, such amendment comply with this Article Three and that all conditions precedent herein provided for relating to such transaction have been complied with.


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     SECTION 3.02. Successor Corporation Substituted

     Upon any consolidation or merger by the Guarantor with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety to any Person in accordance with Section 3.01, the successor corporation, partnership, limited liability company or trust formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Agreement with the same effect as if such successor corporation had been named as the Guarantor herein, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the Guarantee.

     SECTION 3.03. Assignment to the Guarantor of the Company's Obligations

     It is acknowledged that, pursuant to Section 8.03 of the Indenture, the Company may assign its obligations under any series of Securities and the Indenture to the Guarantor or any Subsidiary of the Guarantor in accordance with
Section 8.03 and, if the Company assigns its obligations to the Guarantor in accordance with Section 8.03 with respect to any series of Securities, all Guarantees of outstanding Securities of such series shall automatically terminate and be discharged.


                                  ARTICLE FOUR

                                   AMENDMENTS


     SECTION 4.01. Amendments Without Consent of Holders

     Without the consent of any Holders, the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more agreements, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Guarantor and the assumption by any such successor of the covenants of the Guarantor herein; or

          (2) to add to the covenants of the Guarantor for the benefit of the Holders of all or any series of Securities, or to surrender any right or power herein conferred upon the Guarantor; or

          (3) to secure the Securities; or

          (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided such action shall not adversely affect the interests of the Holders in any material respect.


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     SECTION 4.02. Amendments With Consent of Holders

     With the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series affected by such amendment (each such series voting as a separate class), by Act of said Holders delivered to the Guarantor and the Trustee, the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an amendment to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Securities of such series under this Agreement; provided, however, that no such amendment shall, without the consent of the Holder of each outstanding Security affected thereby,

          (1) modify Article Two or the definitions used in Article Two in a manner which adversely affects the Holders of Outstanding Securities in any material respect, or

          (2) modify any of the provisions of this Section 4.02, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

     An amendment that changes or eliminates any covenant or other provision of this Agreement which has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Agreement of the Holders of Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section 4.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 4.03. Execution of Amendments

     In executing any amendment permitted by this Article Four, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 4.04. Effect of Amendments

     Upon the execution of any amendment under this Article Four, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


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     SECTION 4.05. Conformity With Trust Indenture Act

     Every amendment executed pursuant to this Article Four shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 4.06. Reference in Guarantees to Amendments

     The Guarantees endorsed on Securities authenticated and delivered after the execution of any amendment pursuant to this Article Four may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Guarantor shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such amendment may be prepared and executed by the Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                  ARTICLE FIVE

                                    COVENANTS


     SECTION 5.01. Money for Security Payments To Be Held in Trust

     If the Guarantor shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     SECTION 5.02. Limitation on Liens

     The Guarantor will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured after the date hereof by pledge of, or mortgage or lien on (herein referred to as "Lien"), any Principal Property of the Guarantor or any Restricted Subsidiary or any shares of Capital Stock of or Debt of any Restricted Subsidiary, without effectively providing that the Securities (together with, if the Guarantor shall so determine, any other Debt of the Guarantor or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or, at the option of the Guarantor, prior
to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt of the Guarantor and the Restricted Subsidiaries, would not at that time exceed 10% of Consolidated Net Tangible Assets; provided, however, that this Section 10.04 shall not apply to, and there shall be excluded from secured Debt in any computation under this Section 10.04, Debt secured by:

          (1) Liens on any property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred after the date hereof for


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     surveying, exploration, drilling, mining or other extraction, development, construction, alteration, repair or improvement of, in, under or on such property or to secure Debt incurred to provide funds for any such purpose (it being understood that, in the case of oil, gas or mineral properties, or interests therein, costs incurred after the date hereof for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests, which facilities may include, without limitation, any drilling equipment, production equipment and platforms or mining equipment, pipelines, pumping stations or other pipeline facilities; terminals or warehouses or storage facilities; bulk plants; production, separation, dehydration, extraction, treating and processing facilities; gasification or gas liquefying facilities, flares, stacks or burning towers; flotation mills, crushers and ore handling facilities; tank cars, tankers, barges, ships, trucks, automobiles, airplanes or other marine, automotive, aeronautical or other similar moveable facilities or equipment; computer systems and associated programs or office equipment; roads, airports and docks (including drydocks); reservoirs or waste disposal facilities; sewers, generating plants or electric lines; telephone and telegraph lines, radio and other communications facilities; townsites, housing facilities, recreation halls, stores and other related facilities; and similar facilities and equipment of or associated with any of the foregoing, whether or not in whole or in part located or from time to time located at or on such properties, projects, ventures or the situs of such other arrangements;

          (2) Liens or the creation of encumbrances on an oil and/or gas or mineral producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments of purchase or sale of, or the transportation or distribution of, the products derived from such property;

          (3) Liens on drilling equipment, production equipment and platforms or mining equipment, pipelines, pumping stations or other pipeline facilities; terminals or warehouses or storage facilities; bulk plants; production, separation, dehydration, extraction, treating and processing facilities; gasification or gas liquefying facilities, flares, stacks or burning towers; flotation mills, crushers and ore handling facilities; tank cars, tankers, barges, ships, trucks, automobiles, airplanes or other marine, automotive, aeronautical or other similar moveable facilities or equipment; computer systems and associated programs or office equipment; roads, airports and docks (including drydocks); reservoirs or waste disposal facilities; sewers, generating plants or electric lines; telephone and telegraph lines, radio and other communications facilities; townsites, housing facilities, recreation halls, stores and other related facilities; real and personal property used primarily for purposes other than those of Principal Properties; and similar facilities and equipment of or associated with any of the foregoing, whether or not in whole or in part located or from time to time located at or on such properties, projects, ventures or the situs of such other arrangements;

          (4) Liens on property existing at the time of acquisition of such property or mortgages to secure the payment of all or any part of the purchase price of such property or to secure any Debt, incurred prior to, at the time of or within 24 months after the ac-


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     quisition of such property for the purpose of financing all or any part of the purchase price thereof;

          (5) Liens (a) in favor of the United States of America or any State thereof, or any other country, or any municipality therein or any political subdivision, department, agency or instrumentality of any of them to secure moneys borrowed from or by such authorities, whether or not such moneys are borrowed or the repayment thereof is guaranteed by the Guarantor or by a Restricted Subsidiary, including, without limitation, Liens to secure Debt issued, assumed or guaranteed in pollution control or industrial revenue bond financings, or (b) to secure the performance of any covenant or obligation to or in favor of or entered into at the request of such authorities where such security is required pursuant to any contract, order, direction, regulation or statute;

          (6) Liens in existence prior to the date hereof;

          (7) Liens by any Restricted Subsidiary pursuant to the terms of any trust deed or similar document entered into by such Restricted Subsidiary, or by a predecessor of such Restricted Subsidiary, prior to the date when it became a Subsidiary;

          (8) Liens existing on any of the properties of, or on any shares of Capital Stock or Debt of, a corporation (including, but not limited to, a Restricted Subsidiary) at the time when such corporation becomes a Subsidiary or is consolidated with or merged into the Guarantor or a Subsidiary or Liens existing upon property, Capital Stock or Debt at the time of acquisition thereof;

          (9) Liens which secure only indebtedness owing by a Subsidiary to the Guarantor or by a Subsidiary or the Guarantor to a Subsidiary;

          (10) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (9) inclusive, so long as such extension, renewal or replacement of such Lien is limited to all or any part of the same property, shares of Capital Stock or Debt that secured the Lien extended, renewed or replaced (plus improvements on such property);

          (11) pledges or deposits under workmen's compensation, unemployment insurance or similar statutes, mechanics', workmen's, repairmen's, materialmen's, carriers' or other similar Liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such Liens;

          (12) Liens (a) created by or resulting from any litigation or other proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary, with respect to which the Guarantor or such Restricted Subsidiary is in good faith prosecuting an appeal or proceeding for review, or (b) incurred by the Guarantor or any Restricted Subsidiary for the purpose of obtaining a stay or discharge


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                                      -10-


     in the course of any legal proceeding to which the Guarantor or such Restricted Subsidiary is a party;

          (13) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings, landlord's Liens on property held under lease, and other Liens of a nature similar to those hereinabove described in this clause (13) which do not, in the opinion of the Guarantor or such Restricted Subsidiary, materially impair the use of such property in the operation of the business of the Guarantor or such Restricted Subsidiary or the value of such property for the purpose of such business;

          (14) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Guarantor or any Restricted Subsidiary; and

          (15) Liens secured by pipeline assets of El Paso Natural Gas Company;

and provided, further, that the following types of transactions, among others, shall not be deemed to create Debt secured by a Lien: the sale (including any forward sale) or other transfer of (i) oil, gas, gold or other minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (ii) any other interest in property of the character commonly referred to as a "production payment, "ore payment", "royalty interest", "overriding royalty interest", or "mineral payment", or farmouts, the creation of working interest, joint operating or unitization agreements, or other similar transactions.

     SECTION 5.03. Waiver of Certain Covenants

     The Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Section 5.02 if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Securities of each series shall, by notice to the Trustee, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

     SECTION 5.04. Reports by Guarantor

     (a) The Guarantor shall file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor is required to file with

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                                      -11-


the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended and shall otherwise comply with Section 314(a) of the Trust Indenture Act.

     (b) The Guarantor shall furnish to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Guarantor's compliance with all conditions and covenants under this Agreement. For purposes of this paragraph (b), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement.

                                   ARTICLE SIX

                                  MISCELLANEOUS


     SECTION 6.01. Trust Indenture Act

     The Guarantor understands that this Agreement is to be qualified under the Trust Indenture Act and any provision of the Indenture required by the Trust Indenture Act is hereby incorporated by reference. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or to be excluded, as the case may be.

     SECTION 6.02. Effect of Headings and Table of Contents

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 6.03. Successors and Assigns

     All covenants and agreements in this Agreement by the Guarantor shall bind its successors and assigns, whether so expressed or not.

     SECTION 6.04. Separability Clause

     In case any provision in this Agreement or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 6.05. Benefits of Agreement

     Nothing in this Agreement or in the Guarantee, express or implied, shall give to any Person, other the Guarantor and its successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Agreement.


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                                      -12-


     SECTION 6.06. Governing Law

     This Agreement and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6.07. Notices, Etc., to the Guarantor

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Agreement or at any other address previously furnished in writing to the Trustee by the Guarantor, Attention:
Assistant Treasurer.



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     IN WITNESS WHEREOF, the Guarantor has duty executed this Agreement as of the date first above written.

                            BURLINGTON RESOURCES INC., as Guarantor


                            By:    /s/ Daniel Hawk
                                   ---------------------------------------------
                                   Name:   Daniel Hawk
                                   Title:  Vice President and Treasurer


Agreed and Accepted:

CITIBANK, N.A., as Trustee
    under the Indenture


By:    /s/ Pat DeFelice
       ----------------------------------------------
       Name:   Pat DeFelice
       Title:  Vice President



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